Exhibit 99.1

Contacts:	Jeffrey C. Benzing	Robin Yim
	Chief Administrative Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS THIRD QUARTER RESULTS

SAN JOSE, Calif., October 15, 2008—Novellus Systems, Inc. (NASDAQ: NVLS) today reported operating results for its third quarter ended September 27, 2008. Net sales for the third quarter were $250.1 million, down $7.6 million or 3.0 percent from second quarter 2008 net sales of $257.7 million, and down $143.2 million or 36.4 percent from third quarter 2007 net sales of $393.3 million. Net income for the third quarter was $1.4 million, or $0.01 per diluted share, up $3.8 million from second quarter 2008 net loss of $2.4 million, or ($0.02) per diluted share, and down $48.3 million from third quarter 2007 net income of $49.7 million, or $0.41 per diluted share. Third quarter 2008 net income and net income per share were impacted by a 14.1 point increase in our 2008 annual forecasted effective tax rate.

Third quarter 2007 and 2008 results did not include any significant unusual charges or benefits. Excluding certain unusual charges, second quarter 2008 net income was $6.2 million or $0.06 per diluted share. A reconciliation of pro forma operating results to U.S. generally accepted accounting principles (“GAAP”) is included below.

Bookings in third quarter 2008 were $202.8 million, down $31.9 million or 13.6 percent from second quarter 2008 bookings of $234.6 million. Shipments of $230.2 million in third quarter 2008 decreased by $10.2 million or 4.2 percent from $240.3 million reported for the second quarter of 2008. Deferred revenue at the end of the third quarter was $70.8 million, a decrease of $24.9 million or 26.0 percent from $95.7 million at the end of the second quarter of 2008.

Cash, cash equivalents, and short-term investments as of September 27, 2008 were $455.3 million, an increase of $26.5 million or 6.2 percent from the second quarter 2008 ending balance of $428.8 million. Restricted cash and long-term investments as of September 27, 2008 were $247.3 million, a decrease of $32.6 million or 11.7 percent from the second quarter 2008 ending balance of $279.9 million. During the third quarter of 2008, we purchased approximately 1.4 million shares of our common stock, at an average price of $21.01 per share, for $28.8 million.

Management uses non-GAAP measures to evaluate operating performance. The presentation of net income excluding certain charges and the discussion of revenue on a shipments basis are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. We present net income on a pro forma basis, excluding certain charges, because we believe this helps both management and investors to assess the operating performance of our business by comparing it to prior periods on a more consistent basis. A reconciliation between our GAAP and non-GAAP results is provided in an attached table. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.

Richard S. Hill, chairman and chief executive officer said, “Unfortunately, the current economic climate will adversely affect our performance over the next several quarters. We plan to weather this downturn by continuing to lower our cash breakeven level and to shore up an already solid and strong balance sheet. These efforts will enable Novellus to pursue our product and market share strategies during these challenging and difficult times.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding (i) our belief that the current economic climate will adversely affect our performance over the next several quarters, (ii) our plan to weather the downturn by continuing to lower our cash breakdown level and to shore up an already solid and strong balance sheet, and (iii) our belief that our efforts will allow us to pursue our product and market share strategies during these challenging and difficult times, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, inability to accurately predict global economic conditions and their effect on the Company’s performance beyond the next several quarters, inability to sufficiently reduce our operational expenses and maintain our current cash breakeven level, inability to accurately predict the Company’s ability to maximize its position within the semiconductor industry, and lack of improvement in industry conditions that negatively impact the semiconductor industry and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008 and June 28, 2008, respectively, and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts) (Unaudited)	September 27, 2008	June 28, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Net sales	$250,098	$257,740	$393,277	$822,551	$1,206,586
Cost of sales	138,574	146,777	198,970	455,124	609,260

Gross profit	111,524	110,963	194,307	367,427	597,326
%	44.6%	43.1%	49.4%	44.7%	49.5%
Operating expenses:
Selling, general and administrative	53,858	62,530	67,420	176,717	206,531
Research and development	51,649	59,815	61,384	168,804	185,158

Total operating expenses	105,507	122,345	128,804	345,521	391,689
%	42.2%	47.5%	32.8%	42.0%	32.5%

Income (loss) from operations	6,017	(11,382)	65,503	21,906	205,637
%	2.4%	(4.4)%	16.7%	2.7%	17.0%
Other income, net	3,055	4,916	8,933	9,080	34,637

Income (loss) before income taxes	9,072	(6,466)	74,436	30,986	240,274
Provision for (benefit from) income taxes	7,675	(4,081)	24,725	16,445	79,435

Net income (loss)	$1,397	$(2,385)	$49,711	$14,541	$160,839

Net income (loss) per share:
Basic	$0.01	$(0.02)	$0.41	$0.15	$1.31

Diluted	$0.01	$(0.02)	$0.41	$0.15	$1.28

Shares used in basic per share calculation	97,581	98,202	120,414	98,806	122,730

Shares used in diluted per share calculation	98,347	98,202	121,902	99,549	125,244

NOVELLUS SYSTEMS, INC.

RECONCILIATION OF NET INCOME (LOSS)

(EXCLUDING CERTAIN CHARGES) (1)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts) (Unaudited)	September 27, 2008	June 28, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Net income excluding certain charges:	$1,635	$6,209	$50,658	$23,471	$162,041
Impairment of inventory and evaluation systems	—	(6,426)	—	(6,426)	—
Write down of certain research and development assets	—	(3,761)	—	(3,761)	—
Reductions in workforce	(388)	(3,405)	(1,417)	(4,411)	(1,796)

Total charges (2)	(388)	(13,592)	(1,417)	(14,598)	(1,796)
Tax effect of the above charges	150	4,998	470	5,668	594

Net income (loss)	$1,397	$(2,385)	$49,711	$14,541	$160,839

Net income per diluted share excluding certain charges (3):	$0.02	$0.06	$0.42	$0.24	$1.29
Impairment of inventory and evaluation systems	—	(0.06)	—	(0.07)	—
Write down of certain research and development assets	—	(0.04)	—	(0.04)	—
Reductions in workforce	(0.01)	(0.03)	(0.01)	(0.04)	(0.01)
Tax effect of the above charges	0.00	0.05	0.00	0.06	0.00

Net income (loss) per diluted share	$0.01	$(0.02)	$0.41	$0.15	$1.28

(1)	The reconciliation of net income (loss) (excluding certain charges) is intended to present our operating results, excluding certain charges and related adjustments to provisions for income taxes. The reconciliation of net income is not in accordance with or an alternative for GAAP and may be different from similar measures by other companies.

(2)	For the three months ended September 27, 2008, all of the charges are in Selling, general and administrative. These charges are included for comparative purposes only. For the nine months ended September 27, 2008, $6.5 million is in Cost of sales, $4.8 million is in Research and development and $3.3 million is in Selling, general and administrative.

For the three months ended June 28, 2008, $6.5 million is in Cost of sales, $4.3 million is in Research and development and $2.8 million is in Selling, general and administrative.

For the three months ended September 29, 2007, all of the charges are in Selling, general and administrative. These charges are included for comparative purposes only. For the nine months ended September 29, 2007, $1.6 million is in Selling, general and administrative, $0.1 million is in Cost of sales, and $0.1 million is in Research and development.

(3)	Diluted net income (loss) per share calculations were performed using diluted shares of 98,915 for the three months ended June 28, 2008.

NOVELLUS SYSTEMS, INC.

SCHEDULE OF SHARE-BASED COMPENSATION

	Three Months Ended			Nine Months Ended
(In thousands) (Unaudited)	September 27, 2008 (1)	June 28, 2008 (2)	September 29, 2007 (3)	September 27, 2008 (1)	September 29, 2007 (3)
Cost of sales	$748	$799	$543	$2,165	$1,619
Selling, general and administrative	4,630	5,253	6,674	15,140	17,619
Research and development	2,558	2,422	2,987	7,530	8,989

Total share-based compensation expenses	7,936	8,474	10,204	24,835	28,227
Benefit from income taxes	(2,015)	(2,199)	(3,449)	(6,368)	(7,805)

Net share-based compensation expenses	$5,921	$6,275	$6,755	$18,467	$20,422

(1)	Amounts include compensation expense related to stock options of $4.0 million and $12.8 million, employee stock purchase plan of $0.6 million and $2.0 million, and restricted stock awards of $3.3 million and $10.0 million for the three and nine months ended September 27, 2008, respectively.

(2)	Amounts include compensation expense related to stock options of $4.4 million, employee stock purchase plan of $0.6 million, and restricted stock awards of $3.5 million.

(3)	Amounts include compensation expense related to stock options of $5.4 million and $15.3 million, employee stock purchase plan of $0.8 million and $2.2 million, and restricted stock awards of $4.0 million and $10.7 million for the three and nine months ended September 29, 2007, respectively.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	September 27 2008 (Unaudited)	December 31 2007 *
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$455,304	$596,766
Accounts receivable, net	210,445	346,866
Inventories	211,810	212,995
Restricted cash and cash equivalents, current	143,314	—
Deferred taxes and other current assets	54,758	67,331

Total current assets	1,075,631	1,223,958
Property and equipment, net	287,706	320,009
Restricted cash and cash equivalents	3,515	161,050
Investments	100,467	—
Goodwill	238,492	238,944
Intangible and other assets	115,433	132,982

Total assets	$1,821,244	$2,076,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$194,368	$265,455
Deferred profit	24,078	52,252
Current debt obligations	129,479	1,509

Total current liabilities	347,925	319,216
Long-term debt	1,325	143,267
Long-term income taxes payable	25,433	27,408
Other liabilities	49,672	57,965

Total liabilities	424,355	547,856

Shareholders’ equity:
Common stock	1,165,488	1,219,533
Retained earnings and accumulated other comprehensive income	231,401	309,554

Total shareholders’ equity	1,396,889	1,529,087

Total liabilities and shareholders’ equity	$1,821,244	$2,076,943

*	The December 31, 2007 condensed consolidated balance sheet was derived from our audited consolidated financial statements.